EXHIBIT 21
APPLIED INDUSTRIAL TECHNOLOGIES, INC. FORM 10-K FOR
FISCAL YEAR ENDED JUNE 30, 2026
SUBSIDIARIES (as of June 30, 2026)

Name	Jurisdiction of Incorporation or Organization
* Air Draulics Engineering Co.	Tennessee

AIT Canada, ULC	Nova Scotia

AIT Holding Corp.	Alberta

AIT International Inc.	Ohio

AIT Receivables LLC	Delaware

* Advanced Control Solutions & Automation, Inc.	Ohio

Applied Australia Holdings Pty Ltd.	Australia

Applied Automation, Inc.	Ohio

Applied Bearing Distributors, LLC	Ohio

Applied Canada Holdings, ULC	Nova Scotia

* Applied Fluid Power Holdings, LLC	Ohio

Applied Industrial Technologies - CA LLC	Delaware

Applied Industrial Technologies - Capital, Inc.	Delaware

Applied Industrial Technologies - Dixie, Inc.	Tennessee

Applied Industrial Technologies, LP	Ontario

Applied Industrial Technologies Limited	New Zealand

Applied Industrial Technologies - PA LLC	Pennsylvania

Applied Industrial Technologies - PACIFIC LLC	Delaware

Applied Industrial Technologies Canada, ULC	Nova Scotia

Applied Industrial Technologies Pty Ltd.	Australia

* Applied Maintenance Supplies & Solutions, LLC	Ohio

* Applied México, S.A. de C.V. (97%-owned by subsidiaries of Applied Industrial Technologies, Inc.)	Mexico

Applied Mexico Holdings, S.A. de C.V.	Mexico

Applied Northern Holdings, ULC	Nova Scotia

Applied Nova Scotia Company	Nova Scotia

Applied US, L.P.	Delaware

* Applied US Energy, Inc.	Ohio

* Atlantic Fasteners Co., LLC	Ohio

A&H Fluid Technologies Inc.	Alabama

BER International, Inc.	Barbados

* Baro Controls, Inc.	Texas

* Baro Process Products, Inc.	Texas

* Basin Engine & Pump, Inc.	Texas

* Bay Advanced Technologies, LLC	Ohio

* Bay Advanced Technologies Singapore Pte. Ltd.	Singapore

Bearing Sales & Services Inc.	Washington

Bearings Pan American, Inc.	Ohio

* Brass Acquisition Company, S.A. de C.V.	Mexico

* Cangro Industries, LLC	Ohio

* Carolina Fluid Components, LLC	Ohio

* Corrosion Fluid Products Corp.	Michigan

* DTS Fluid Power, LLC	Ohio

* Disenos Construcciones y Fabricaciones Hispanoamericanas, S.A.	Mexico

* Eads Distribution, LLC	Delaware

* ESI Acquisition Corporation (d/b/a Engineered Sales, Inc., ESI Power Hydraulics, and Applied Engineered Systems)	Ohio

* FCX Performance, Inc.	Ohio

* Fluid Power Sales, LLC	Ohio

* FluidTech, LLC	Ohio

* Gibson Engineering Company, Inc.	Massachusetts

* HUB Industrial Supply, LLC	Ohio

* Hughes Machinery Company	Missouri

* Hydradyne, LLC	Georgia

* HydroAir Hughes, LLC	Ohio

* HyQuip, LLC	Ohio

* Iris Custom Solutions, LLC	Ohio

* ITECH Automation Solutions, Inc.	Texas

* Kopar S.A. de C.V.	Mexico

* Kopar Ingenieria, S.A. de C.V.	Mexico

* Kopar Latinamericana, S.A.	Costa Rica

* Olympus Controls Corp.	Oregon

* Power Systems AHS, LLC	Ohio

* Pump Energy, Inc.	Delaware

* Pump Pros, Inc.	Ohio

* R. L. Stone Company, Inc.	New York

* R. R. Floody Company, Inc.	Ohio

* Rafael Benitez Carrillo Inc.	Puerto Rico

* S. G. Morris Co., LLC	Ohio

* Seals Unlimited Holding Co., Inc.	Ontario

* Seals Unlimited (1976) Incorporated	Ontario

* Sentinel Fluid Controls, LLC	Ohio

* Spencer Fluid Power, Inc.	Ohio

* Stanley M. Proctor Company, LLC	Ohio

* Texas Oilpatch Services, LLC	Ohio

* VYCMEX Mexico, S.A. de C.V.	Mexico
* Operating companies that do not conduct business under Applied Industrial Technologies trade name